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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)      January 3, 1997


                            INLAND CASINO CORPORATION
             (Exact name of registrant as specified in its charter)


           Utah                         0-11532             33-0618806
(State or other jurisdiction          (Commission         (IRS Employer
     of incorporation)                File Number)      Identification No.)


4225 Executive Square, Suite 1650, La Jolla, California        92037
        (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code         (619) 546-9383


                                 Not Applicable
          (Former name or former address, if changed since last report)
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         ITEM 5.   OTHER EVENTS

                  On January 3, 1997, Inland Casino Corporation (the "Company") entered into a settlement agreement (the "Settlement Agreement") with the National Indian Gaming Commission (the "NIGC") concerning issues raised by the operation of the Barona Casino under a gaming management agreement with the Barona Band of Mission Indians (the "Barona Tribe") from February 1992 to March 27, 1996, and under a consulting agreement with the Barona Tribe from March 28, 1996, to the date of the Settlement Agreement.

                  Under the Settlement Agreement, the NIGC agreed not to conduct any further inquiries or institute proceedings of any kind against the Company or the Barona Tribe relating to the Company's acting as a manager or consultant to the Barona Tribe prior to the date of the Settlement Agreement. In return, the Company agreed to make payments to the NIGC in the aggregate amount of $250,000 for administrative, investigative and legal expenses incurred by the NIGC, and the Company also agreed to contribute $2 million to the Barona Tribe in five equal annual installments, commencing within thirty business days of the date of the Settlement Agreement. In addition, the Settlement Agreement specifically states that (i) the NIGC has made no finding that the Company violated any law, (ii) nothing in the Settlement Agreement shall be construed as an admission of any wrongdoing by the Company or the Barona Tribe, and (iii) the relationship between the Company and the Barona Tribe has benefitted the interests of the Barona Tribe.


         ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

         (C)      EXHIBITS

                  99. Settlement Agreement dated January 3, 1997, by and between the Company and the NIGC.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INLAND CASINO CORPORATION



Date:  January 7, 1997            By:/s/ Duane M. Eberlein
                                     ---------------------
                                       Duane M. Eberlein
                                       Vice President, Chief Financial Officer
                                       and Secretary

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                                  EXHIBIT INDEX




       EXHIBIT NUMBER                       DESCRIPTION
       --------------                       -----------
             99                 Settlement Agreement dated January 3, 1997, by
                                and between the Company and the NIGC.

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